Exhibit 99.3

News Release

Commercial Metals Company Prices $300.0 Million Senior Notes Offering

IRVING, Texas, January 19, 2021 /PR Newswire/ – Commercial Metals Company (NYSE: CMC) (“CMC”) announced today that it has agreed to sell $300.0 million aggregate principal amount of 3.875% Senior Notes due 2031 (“2031 Notes”) in an underwritten public offering under its effective shelf registration statement. The offering is expected to close on or about February 2, 2021, subject to customary closing conditions.

CMC intends to use the net proceeds from the offering, together with cash on hand, to fund its previously announced cash tender offer for any and all of its outstanding 5.750% senior notes due 2026 (“2026 Notes”), and to redeem any 2026 Notes that are not repurchased pursuant to the tender offer.

Citigroup Global Markets Inc. (“Citigroup”) is acting as representative of the underwriters and joint book-running manager along with BofA Securities, Inc., Wells Fargo Securities, LLC, PNC Capital Markets LLC and Truist Securities, Inc. Fifth Third Securities, Inc., BMO Capital Markets Corp., Capital One Securities, Inc. and U.S. Bancorp Investments, Inc. are acting as co-managers for the offering.

The offering is being made under an effective shelf registration statement on file with the U.S. Securities and Exchange Commission (the “SEC”). The offering may be made only by means of a prospectus supplement and the accompanying prospectus. Copies of the prospectus supplement and accompanying prospectus describing the offering may be obtained by visiting the SEC’s website at www.sec.gov, by contacting Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at 1 (800) 831-9146 or by e-mail at prospectus@citi.com.

The tender offer is being made solely on the terms and subject to the conditions set forth in CMC’s offer to purchase, dated January 19, 2021. The redemption is pursuant to a conditional notice of full redemption of the 2026 Notes dated January 19, 2021, and this press release shall not constitute a notice of redemption under the indenture governing the 2026 Notes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Commercial Metals Company

Commercial Metals Company and its subsidiaries manufacture, recycle and fabricate steel and metal products, related materials and services through a network of facilities that includes seven electric arc furnace (“EAF”) mini mills, two EAF micro mills, two rerolling mills, steel fabrication and processing plants, construction-related product warehouses, and metal recycling facilities in the U.S. and Poland.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the federal securities laws with respect to CMC’s expectations concerning the offering of the 2031 Notes and the tender offer for and redemption of the 2026 Notes. These forward-looking statements can generally be identified by phrases such as we or our management “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. We caution readers not to place undue reliance on any forward-looking statements.

Our forward-looking statements are based on management’s expectations and beliefs as of the time this news release is issued. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or any other changes. Important factors that could cause actual results to differ materially from our expectations include those described in Part I, Item 1A, Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended August 31, 2020 and in Part II, Item 1A, Risk Factors of our subsequent Quarterly Reports on Form 10-Q as well as the following: the achievement of closing conditions with respect to the offering of the senior notes; the satisfaction or waiver of closing conditions with respect to the tender offer for the 2026 Notes; changes in economic conditions which affect demand for our products or construction activity generally, and the impact of such changes on the highly cyclical steel industry; rapid and significant changes in the price of metals, potentially impairing our inventory values due to declines in commodity prices or reducing the profitability of our downstream contracts due to rising commodity pricing; impacts from COVID-19 on the economy, demand for our products and on our operations, including the responses of governmental authorities to contain COVID-19 and the impact from the distribution of various COVID-19 vaccines; excess capacity in our industry, particularly in China, and product availability from competing steel mills and other steel suppliers including import quantities and pricing; compliance with and changes in environmental laws and regulations, including increased regulation associated with climate change and greenhouse gas emissions; involvement in various environmental matters that may result in fines, penalties or judgments; potential limitations in our or our customers’ abilities to access credit and non-compliance by our customers with our contracts; activity in repurchasing shares of our common stock under our repurchase program; financial covenants and restrictions on the operation of our business contained in agreements governing our debt; our ability to successfully identify, consummate and integrate acquisitions, and the effects that acquisitions may have on our financial leverage; risks associated with acquisitions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals; lower than expected future levels of revenues and higher than expected future costs; failure or inability to implement growth strategies in a timely manner; impact of goodwill impairment charges; impact of long-lived asset impairment charges; currency fluctuations; global factors, such as trade measures, military conflicts and political uncertainties, including the impact of the 2020 U.S. election on current trade regulations, such as Section 232 trade tariffs, tax legislation and other regulations which might adversely impact our business; availability and pricing of electricity, electrodes and natural gas for mill operations; ability to hire and retain key executives and other employees; competition from other materials or from competitors that have a lower cost structure or access to greater financial resources; information technology interruptions and breaches in security; ability to make necessary capital expenditures; availability and pricing of raw materials and other items over which we exert little influence, including scrap metal, energy and insurance; unexpected equipment failures; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions, regulatory rulings and legal compliance risks; risk of injury or death to employees, customers or other visitors to our operations; civil unrest, protests and riots; new and clarifying guidance with regard to interpretation of certain provisions of the Tax Cuts and Jobs Act that could impact our assessment; and increased costs related to health care reform legislation.

SOURCE: Commercial Metals Company